Exhibit 1.1

LASHOU GROUP INC.

[•] American Depositary Shares
Representing
[•] Class B Ordinary Shares
(par value $0.0000005 per share)

UNDERWRITING AGREEMENT

[•], 2011

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, NY 10019

USA

CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED

29th Floor, One International Finance Centre,

1 Harbour View Street, Central

Hong Kong

JEFFERIES & COMPANY, INC.

520 Madison Avenue

New York, NY 10022

USA

As Representatives of the several Underwriters

named in Schedule I attached hereto.

Ladies and Gentlemen:

LaShou Group Inc., an exempted company incorporated in the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] American Depositary Shares representing [•] Class B ordinary shares, par value $0.0000005 per share (the “Ordinary Shares”), of the Company and, at the election of the Underwriters, up to [•] additional American Depositary Shares representing [•] Ordinary Shares.  The aggregate of [•] American Depositary Shares representing [•] Ordinary Shares to be sold by the Company is herein called the “Firm ADSs”, and the aggregate of [•] American Depositary Shares representing [•] additional Ordinary Shares to be sold by the Company is herein called the

“Optional ADSs”.  The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the “ADSs”.  The Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares”, and the Ordinary Shares represented by the Optional ADSs are hereinafter called the “Optional Shares”.  The Firm Shares and the Optional Shares are herein collectively called the “Shares”.

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of [•], 2011, among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and holders and beneficial owners from time to time of the American Depositary Shares.  Each ADS will initially represent the right to receive [•] Shares deposited pursuant to the Deposit Agreement.

It is understood by all parties that the Underwriters are offering ADSs in the United States and internationally outside of the People’s Republic of China (the “PRC”), which, for purposes of this Agreement only, excludes Taiwan, The Hong Kong Special Administrative Region (“Hong Kong”) and The Macau Special Administrative Region (“Macau”).

1.         (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)        A registration statement on Form F-1 (File No. 333-177596) (the “Initial Registration Statement”) in respect of the Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, and, excluding exhibits thereto, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5 hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares and ADSs that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii)

hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares and ADSs is hereinafter called an “Issuer Free Writing Prospectus”; and any “bona fide electronic roadshow” as defined in Rule 433(h)(5) under the Act that has been made available without restriction to any person is hereinafter called a “broadly available roadshow”);

(ii)       No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, and each broadly available roadshow, if any, when considered together with the Pricing Prospectus, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iii)      For the purposes of this Agreement, the “Applicable Time” is [•] (New York City Time) on the date of this Agreement.  The Pricing Prospectus, as supplemented by the pricing information set forth in Schedule II(b) attached hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in Schedule II(a) attached hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iv)      The Registration Statement conforms, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(v)       A registration statement on Form F-6 (File No. 333-[•]) in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vi)      A registration statement on Form 8-A (File No. 001-[•]) in respect of the registration of the Shares and ADSs under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii)     The Company does not own or control, directly or indirectly, any corporation, association or entity other than Lashou HK Limited (“Lashou HK”), Lashou Group Hong Kong Limited (“Lashou Group HK”), Lashou Macau Sociedade Unipessoal Limitada (“Macau Lashou”), Shanghai Lashou Information Technology Co. Ltd. (“Shanghai Lashou”), Beijing Lashou Technology Co. Ltd. (“Beijing Lashou Technology”) and Beijing Lashou Network Technology Co. Ltd. (“Beijing Lashou”) (collectively referred to as the “subsidiaries” and each a “subsidiary”);

(viii)    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Registration Statement and Pricing Prospectus, there has not been any change in the share capital, short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”);

(ix)       Each of the Company and its subsidiaries has good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; none of the Company and its subsidiaries owns any real properties; and any real property and buildings occupied by each of the Company and its subsidiaries are held under lease by them and are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(x)        The Company and its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate to protect the Company and its subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew any such insurance as and when such insurance expires; and there is no material insurance claim made by or against the Company or any of its subsidiaries, pending, outstanding, or to the Company’s best knowledge after due inquiry, threatened, and no facts or circumstances exist that would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid;

(xi)       The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or organization in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, and each of the business licenses and articles of association of each of the subsidiaries formed under the laws and regulations of the PRC is in full force and effect under, and in accordance with PRC law;

(xii)      Neither the Company nor any of its subsidiaries has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements specifically referred to or described in the Pricing Prospectus, or specifically referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, any of its subsidiaries or, to the Company’s best knowledge after due inquiry, any other party to any such contract or agreement;

(xiii)     Each of the Company and its subsidiaries has all the necessary licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all governmental agencies to own, lease, license and use its properties, assets and conduct its business in the manner described in the Pricing Prospectus, except lease registration and logistics service permit as disclosed in the Pricing Prospectus, and such licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates or permits contain no material restrictions or conditions not described in the Pricing Prospectus; neither the Company nor any of its subsidiaries has reasonable basis to believe or is aware that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits, and the Company and its subsidiaries are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits;

(xiv)    Neither the Company nor any of its subsidiaries is (A) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, Cayman Islands, Hong Kong, Macau and any other jurisdiction where it was incorporated or operates, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body of any stock exchange authorities (“Governmental Agency”) in the PRC, Cayman Islands, Hong Kong, Macau or any other jurisdiction where it was incorporated or operates, (C) in violation of its constitutive or organizational documents or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clauses (A), (B) and (D) above, where such breach or default would not, individually or in the aggregate, have a Material Adverse Effect;

(xv)     The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued share capital of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Pricing Prospectus; and all of the issued share capital or registered capital of each subsidiary of the Company, as the case may be, has been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the holders of outstanding share capital of the Company are not entitled to preemptive or other rights to acquire Shares or ADSs; except as disclosed in the Pricing Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Ordinary Shares, ADSs or any other class of capital stock of the Company; the Shares, when issued and delivered against payment therefor, may be freely deposited by the Company with the Depositary against issuance of ADSs; the ADSs, when issued and delivered against payment therefor, will be freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares or ADSs under the laws of the PRC, Cayman Islands, Hong Kong, Macau or United States except as described in the Pricing Prospectus;

(xvi)    Except as described in the Pricing Prospectus, (A) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Shares, ADSs or any other capital stock of or other equity interests in the Company or any of its subsidiaries and (B) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares and ADSs;

(xvii)   All of the outstanding Series A-1 preferred shares, Series A-2 preferred shares, Series A-3 preferred shares, Series A-4 preferred shares, Series B preferred shares and Series C preferred shares of the Company (collectively, the “Preferred Shares”) and Class A ordinary shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the descriptions thereof contained in the Pricing Prospectus, and apart from the Preferred Shares, the Class A ordinary shares and the Ordinary Shares, there are no other classes or series of shares of capital stock (or warrants, bonds or other securities convertible, exchangeable or exercisable for shares of capital stock) of the Company; all of the Ordinary Shares issuable upon the mandatory conversion of the Preferred Shares as described in the Pricing Prospectus have been duly authorized; and, prior to or concurrently with the First Time of Delivery (as defined in Section 4 hereof), all of the Preferred Shares will be converted into Ordinary Shares and all such Ordinary Shares will be duly authorized, validly issued and fully paid and non-assessable; except as disclosed in the Pricing Prospectus, there are no outstanding options, warrants, rights (including without limitation special voting rights, veto rights, minority shareholder or equity interest holder rights, preemptive rights or rights of first refusal), proxy or shareholder agreements, or contracts, agreements or understandings of any kind for the purchase or acquisition from the Company or the subsidiaries of any of their shares, equity interests or other securities;

(xviii)  The Shares represented by the ADSs to be sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Shares and ADSs contained in the Prospectus;

(xix)     Except as described in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, the ADS Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(xx)      This Agreement has been duly authorized, executed and delivered by the Company;

(xxi)     The Deposit Agreement has been duly authorized and, when executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and upon issuance by the Depositary of ADSs and the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADSs conform in all material respects to the descriptions thereof contained in the Prospectus;

(xxii)    All dividends and other distributions declared and payable on the Shares may under the current laws and regulations of the Cayman Islands be paid to the Depositary, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties (hereinafter referred to as “Governmental Authorizations”) in the Cayman Islands;

(xxiii)   All dividends and other distributions declared and payable on the share capital of Lashou HK and Lashou Group HK may under the current laws and regulations of Hong Kong be paid to the Company, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Hong Kong and are otherwise free and clear of any other tax, withholding or deduction in Hong Kong and without the necessity of obtaining any Governmental Authorization in Hong Kong;

(xxiv)   Except as described in the Pricing Prospectus, all dividends and other distributions declared and payable on the share capital of any of Shanghai Lashou and Beijing Lashou Technology may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in U.S. dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any Governmental Authorization in the PRC;

(xxv)    All dividends and other distributions declared and payable on the share capital of Macau Lashou may under the current laws and regulations of Macau be freely transferred out of Macau and may be paid in U.S. dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Macau and are otherwise free and clear of any other tax, withholding or deduction in the Macau, and without the necessity of obtaining any Governmental Authorization in Macau;

(xxvi)   The issue and sale of the Shares and ADSs, the deposit of the Shares with the Depositary against issuance of the ADSs, the execution and delivery of this Agreement and the Deposit Agreement and the compliance by the Company with this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the constitutive or organizational documents of the Company or any subsidiary or (C) result in any violation of any statute or any order, rule or regulation of any court or Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets;

(xxvii)  No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Agency is required for the issue and sale of the Shares or ADSs, for the deposit of the Shares with the Depositary against issuance of the ADSs to be delivered or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except (A) the registration under the Act of the Shares and ADSs and listing of the ADSs on the NASDAQ Global Market, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to the Representatives and (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong and United States in connection with the purchase and distribution of the Shares and ADSs by or for the respective accounts of the several Underwriters;

(xxviii) The ADSs have been approved for listing on the NASDAQ Global Market, subject to notice of issuance;

(xxix)   No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC, Cayman Islands, Hong Kong or any political subdivision or taxing authority thereof or therein in connection with: (A) the deposit with the Depositary of the Shares by the Company against the issuance of ADRs evidencing the ADSs, (B) the sale and delivery by the Company of the Shares and ADSs to or for the respective accounts of the several Underwriters or (C) the sale and delivery by the Underwriters of the Shares and ADSs to the initial purchasers thereof in the manner contemplated by this Agreement;

(xxx)    None of the Company or any of its subsidiaries is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined;

(xxxi)   Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and ADSs:

(xxxii)  The statements set forth in the Pricing Prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Shares and ADSs, respectively, and under the captions “Regulation”, “Risk Factors” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects, and under the caption “Taxation”, insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects;

(xxxiii) Other than as set forth in the Pricing Prospectus, there are no legal, arbitration or governmental proceedings (including, without limitation, governmental investigations or inquiries) pending to which the Company or any of its subsidiaries or the Company’s directors and executive officers is a party or of which any property of the Company or any of its subsidiaries is the subject (A) that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or (B) that are required to be described in the Registration Statement, Pricing Prospectus and Prospectus and are not so described; and, to the Company’s knowledge after due inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xxxiv) The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof, will not be, required to register as an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxxv)  At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer”, as defined under Rule 405 under the Act;

(xxxvi) Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder, except for nominal stamp duty if the documents are executed in or brought into the Cayman Islands;

(xxxvii)    The Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, Form 8-A Registration Statement and ADS Registration Statement and the filing of the Registration Statement, Prospectus, any Issuer Free Writing

Prospectus, Form 8-A Registration Statement and ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement, Form 8-A Registration Statement and ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company;

(xxxviii)   There are no contracts or documents which are required to be described in the Registration Statement and the Pricing Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required;

(xxxix)  Each of the Company and its subsidiaries owns, possesses, licenses or has other rights to use all patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, and/or know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property (collectively, “Intellectual Property”) that are necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Pricing Prospectus; all material copyrights and patents owned or licensed by the Company (including all material copyrights and patents owned or licensed by the Company’s subsidiaries) are valid, enforceable and not subject to any ongoing or threatened interference, reexamination, judicial or administrative proceeding pertaining to validity, enforceability or scope; neither the Company nor any of its subsidiaries has received any notice alleging infringement, violation or conflict with (and neither the Company nor any of its subsidiaries knows of any basis for alleging infringement, violation or conflict with) the Intellectual Property rights of any third party by the Company, its subsidiaries, or their products; there are no pending or, to the Company’s best knowledge after due inquiry, threatened actions, suits, proceedings or claims that allege the Company or any of its subsidiaries is infringing or has infringed any Intellectual Property right of any third party; the discoveries, inventions, products or processes of the Company and its subsidiaries referenced in the Pricing Prospectus, to the Company’s best knowledge after due inquiry, do not violate or conflict with any Intellectual Property right of any third party including any discovery, invention, product or process that is the subject of a patent application filed by any third party; neither the Company nor any of its subsidiaries are in breach of any license or other agreement (to which it is a party) related to the Intellectual Property rights of the Company, its subsidiaries or any third party; and except for those contracts and/or documents filed as an exhibit to or described in the Registration Statement, there are no other contracts and/or documents related to Intellectual Property required to be filed as an exhibit to or described in the Registration Statement;

(xl)       The Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, (the “Code”) for the year ending December 31, 2011 or in the foreseeable future;

(xli)      Taking into account the offering of ADSs, the Company does not believe that it has been or will be a controlled foreign corporation within the meaning of Section 957(a) of the Code on any day during its taxable year that includes the offering of ADSs;

(xlii)     The Company has not sold, issued or distributed any Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or

Regulation S promulgated under the Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(xliii)    The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;

(xliv)   Except as described in the Pricing Prospectus, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of its subsidiaries and any director or executive officer of the Company or any of its subsidiaries or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest); and there are no material relationships or transactions between the Company or any of its subsidiaries on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand except as disclosed in the Pricing Prospectus;

(xlv)        Ernst & Young Hua Ming, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board;

(xlvi)   The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“US GAAP”); (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; and (E) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity;

(xlvii)  The Company has established and maintains and evaluates a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the latest audited financial statements included in the Pricing Prospectus there has been no change in the Company’s internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, and, except as described in the Pricing Prospectus, the Company’s independent public accountants have not notified the Company of any material weakness in the Company’s internal accounting controls, or other weaknesses or deficiencies in the design or operation of the Company’s internal accounting controls, that has materially affected, or is reasonably likely to materially affect, the

Company’s internal control over financial reporting, or could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of the Company’s management in the financial statements; and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and its subsidiaries and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder. The Company has established and maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective to perform the functions for which they were established;

(xlviii) Except as described in the Pricing Prospectus, neither the Company nor any of its subsidiaries has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of its subsidiaries, or to any other person;

(xlix)  No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of its subsidiaries exists or, to the Company’s best knowledge after due inquiry, is threatened or contemplated;

(l)        The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Pricing Prospectus truly, accurately and completely in all material respects describes: (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s Board of Directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent accountants with regard to such disclosure;

(li)       Since the date of the latest audited financial statements included in the Pricing Prospectus, neither the Company nor any of its subsidiaries has: (A) entered into or assumed any contract, (B) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (D) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (A) through (C) above, be material to the Company and its subsidiaries and that are not otherwise described in the Pricing Prospectus;

(lii)      The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in the Pricing

Prospectus accurately and fully describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of its subsidiaries, such as structured finance entities and special purpose entities, that are reasonably likely to have a material effect on the liquidity of the Company or any of its subsidiaries or the availability thereof or the requirements of the Company or any of its subsidiaries for capital resources;

(liii)     Except as disclosed in the Pricing Prospectus, none of the Company or any of its subsidiaries is engaged in any material transactions with its directors, officers, management, shareholders, or any other affiliate, including any person who formerly held a position as directors, officers, managers and/or shareholders, on terms that are not available from unrelated third parties on an arm’s-length basis;

(liv)     No holder of any of the Shares or ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Shares or ADSs; and except as set forth in the Pricing Prospectus, there are no limitations on the rights of holders of the Shares or ADSs to hold, vote or transfer their securities;

(lv)      The audited and unaudited consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement, Pricing Prospectus and Prospectus fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods presented (other than as described therein); the summary, selected and quarterly consolidated financial data and the preliminary unaudited financial results for the nine months ended September 30, 2011 included in the Registration Statement, Pricing Prospectus and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein, subject, in the case of the preliminary unaudited financial results, to the fact that such results are subject to completion of the Company’s normal period-end closing procedures and review by the Company’s independent public accountants in accordance with Statement of Auditing Standards No. 100;

(lvi)     Under the laws of the Cayman Islands, each holder of ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADSs in a direct suit, action or proceeding against the Company;

(lvii)    All amounts payable by the Company in respect of the ADSs or the Shares represented by the ADSs shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands or any authority thereof or therein (except such income taxes as may otherwise be imposed by the Cayman Islands on payments hereunder to an Underwriter whose net income is subject to tax by the Cayman Islands or withholding, if any, with respect to any such income tax) nor are any taxes imposed in the Cayman Islands on, or by virtue of the execution or delivery of, such documents, provided they remain outside the Cayman Islands;

(lviii)   All returns, reports or filings which ought to have been made by or in respect of the Company and its subsidiaries for taxation purposes as required by the law of the jurisdictions in which the Company and its subsidiaries are incorporated, managed or engage in business have been made and all such returns are correct and on a proper basis, except where failure to make such return, report or filing, or correctly and properly file any such return, report or filing would not, individually or in the aggregate, have a Material Adverse Effect, and are not the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings; and the Company and its subsidiaries have paid all material taxes required to be paid thereon; the provisions included in the audited consolidated financial statements as set out in the Pricing Prospectus included appropriate provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its subsidiaries has received notice of any material tax deficiency with respect to the Company or such subsidiary;

(lix)      The Company has provided or made available to the Representatives true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any of its subsidiaries to any director or executive officer of the Company or any of its subsidiaries; and since September 30, 2011, the Company has not, directly or indirectly, including through any of its subsidiaries: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of its subsidiaries, or to or for any family member or affiliate of any director or executive officer of the Company or any of its subsidiaries; or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company or any of its subsidiaries, or any family member or affiliate of any director or executive officer, which loan was outstanding on September 30, 2011, that (x) is outstanding on the date hereof and (y) constitutes a violation of any applicable law or regulation;

(lx)       Any statistical and market-related data included in the Pricing Prospectus and Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required; and all the operating data and statistics contained in the Pricing Prospectus and the Prospectus that are generated or supplied by the Company or members of its management are derived from the books and records of account of the Company, that the Company reasonably believes such operating data and statistics are true and accurate and such operating data and statistics fairly reflect the information presented;

(lxi)      The application of the net proceeds from the offering of ADSs, as described in the Pricing Prospectus, will not (A) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its subsidiaries, (B) contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its subsidiaries or (C) contravene or violate the terms or provisions of any Governmental Authorization applicable to any of the Company or any of its subsidiaries;

(lxii)     There are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares and ADSs;

(lxiii)    Subject to the conditions and restrictions described in the section entitled “Enforceability of Civil Liabilities” in the Pricing Prospectus, under the laws of the Cayman Islands and Hong Kong, the courts of the Cayman Islands and Hong Kong will recognize and give effect to the choice of law provisions set forth in Section 20 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement; under the laws of the PRC, the choice of law provisions set forth in Section 20 hereof will be recognized by the courts of the PRC and any judgment obtained in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts.

(lxiv)   Neither the Company nor any of its subsidiaries or affiliates, nor any of their respective directors, officers, or employees, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(lxv)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the

Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s best knowledge after due inquiry, threatened;

(lxvi)   The ownership structure of the Company and its subsidiaries and the contractual arrangements relating to Beijing Lashou (“Contractual Arrangements”) as described in the Pricing Prospectus comply with, and immediately after the offering of the ADSs, will comply with the current PRC laws, do not violate, breach, contravene or otherwise conflict with any applicable PRC laws, and have not been challenged by any court or Governmental Agency; there are no legal, administrative, arbitration or governmental proceedings, pending before or, to the Company’s best knowledge after due inquiry, threatened by any court or Governmental Agency in respect of the ownership structures of the Company or any of its subsidiaries or the Contractual Arrangements (including any proceeding challenging the effectiveness or validity thereof);

(lxvii)  Each of the Contractual Arrangements to which any of its subsidiaries is a party has been duly authorized, executed and delivered by the parties thereto, and each of the relevant subsidiaries has, to the extent applicable, taken all necessary corporate actions to authorize the execution, delivery and performance thereof; each of the relevant subsidiaries has the corporate power and capacity to enter into and perform its obligations thereunder; each of the Contractual Arrangements to which each of its subsidiaries is a party constitutes the legal, valid and binding obligation of that subsidiary, enforceable against the parties thereto in accordance with its terms, subject to, as to enforceability, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; each of the Contractual Arrangements and the provisions therein are legal, valid, enforceable and admissible as evidence under the laws and regulations of the PRC;

(lxviii) The descriptions of the events, arrangements and transactions set forth in the Pricing Prospectus in the section entitled “Corporate History and Structure” are true, accurate, complete and fair in all material respects and nothing has been omitted from such description which would make the same misleading in any material respect and there are no other material documents or agreements that have been entered into by the Company or any of its subsidiaries in respect of the ownership structures of the Company or any of its subsidiaries; and each of the events, arrangements and transactions set forth therein has been duly authorized and does not (A) except as disclosed in the Pricing Prospectus, contravene any provision of applicable law or statute, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties (including but not limited to the Ministry of Commerce, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange of the PRC), (B) contravene any of the terms or the provisions of the articles of association, business license or other constitutive documents of the Company or any of its subsidiaries, or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, charge, deed of trust, loan agreement, note, lease or other agreement, instrument or other obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject;

(lxix)    Except as disclosed in the Pricing Prospectus, all Governmental Authorizations required in connection with the events, agreements and transactions set forth in the Pricing Prospectus in the section entitled “Corporate History and Structure” have been duly or timely made or unconditionally obtained in writing (including, without limitation, all Governmental Authorizations for the transactions contemplated therein and all actions necessary for the approval of the ownership structures of the Company and its subsidiaries by the Governmental Agencies and any other regulatory bodies) and remain in full force and effect, and no such Governmental Authorization has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed; such Governmental Authorizations contain no materially burdensome restrictions or conditions not specifically disclosed in the Pricing Prospectus; neither the Company nor any of its subsidiaries is in breach of the terms and conditions of any of their respective Governmental Authorizations in respect of the ownership structures of the Company or any of its subsidiaries;

(lxx)     Each of the Company and the Company’s directors is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Initial Registration Statement and each director has confirmed that he or she understands such legal advice; each director of the Company that signed the Initial Registration Statement has received legal advice to his or her satisfaction with respect to the M&A Rules and his or her fiduciary duties as a director of the Company in respect of the M&A Rules from his or her PRC legal counsel or has declined to obtain such advice after being offered by the Company for the Company to bear the cost of any such advice; the Company and each director of the Company that signed the Initial Registration Statement understand the potential personal liability to which each director of the Company that signed the Initial Registration Statement and the executive officers of the Company may be subject in the event that the offering and sales of the Shares and ADSs as contemplated in this Agreement or the listing and trading of the ADSs on the NASDAQ Global Market were deemed not to be in compliance with the M&A Rules;

(lxxi)    The issuance and sale of the Shares and ADSs, the listing and trading of the ADSs on the NASDAQ Global Market or the consummation of the transactions contemplated by this Agreement, the Deposit Agreement is not and will not be, as of the date hereof or at each Time of Delivery (as defined in Section 4 hereof), adversely affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules (collectively, the “M&A Rules and Related Clarifications”);

(lxxii)   As of the date of the Pricing Prospectus and as of the date hereof, the PRC M&A Rules did not and do not apply to the issuance and sale of the Shares and the ADSs, the listing and trading of the ADSs on the NASDAQ Global Market, or the consummation of the transactions contemplated by this Agreement, the Power of Attorney and the Deposit Agreement;

(lxxiii)  Each of the Company and its subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company, (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each shareholder, option holder, director, officer and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations;

(lxxiv)  (i) Neither the Company nor any of its subsidiaries, nor any of their respective directors, officers, or employees thereof, nor, to the Company’s knowledge, any agent or representative of the Company or any of its subsidiaries or affiliates, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority or pursuant to the U.S. Iran Sanctions Act, as amended (collectively, “Sanctions”), nor (B) located, organized, or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria); (ii) the Company shall not, directly or indirectly, use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (B) in any manner that will result in a violation of Sanctions by any Person (including, without limitation, any Person participating in the sale of the ADSs, whether as underwriter, advisor, investor or otherwise); and (iii) the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.  The Company maintains and has implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Shares and ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations under this paragraph or in the Registration Statement, the Pricing Prospectus and Prospectus;

(lxxv)   The Company and its subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of its subsidiaries hold all permits, authorizations and approvals required under Environmental Laws (as defined below); there are no past, present or, to the Company’s best knowledge after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could give rise to any material costs or liabilities to the Company or any subsidiary under, or to interfere with or prevent compliance by the Company or any subsidiary with, Environmental Laws; neither the Company nor any of its subsidiaries (A) is the subject of any investigation, (B) has received any notice or claim, (C) is a party to or affected by any pending or, to the Company’s best knowledge after due inquiry, threatened action, suit or proceeding, (D) is bound by any judgment, decree or order or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any national, provincial, municipal or other local or foreign law, statute, ordinance, rule, regulation, order, notice, directive, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(lxxvi)  There are no affiliations or associations between any member of the FINRA and the Company; there are no affiliations or associations between (A) any member of the FINRA and (B) any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially submitted with the Commission;

(lxxvii)     There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, Pricing Prospectus and Prospectus which have not been described as required;

(lxxviii)    The Company has taken all reasonable steps to comply with, and to ensure compliance by all of the Company’s shareholders who are PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including without limitation, taking reasonable steps to require each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations; and

(lxxix) Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, each Preliminary Prospectus, the Pricing Prospectus, the Prospectus and each Issuer Free Writing Prospectus, if any, has been made or reaffirmed with a reasonable basis and in good faith.

In addition, any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares and ADSs shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Underwriters.

(b)  Mr. Bo Wu (the “Controlling Shareholder”) represents and warrants to, and agrees with, each of the Underwriters that:

(i)                         Each Preliminary Prospectus, at the time of filing thereof, and each broadly available roadshow, if any, when considered together with the Pricing Prospectus, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                      The Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in Schedule II(a) attached hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)                   The Registration Statement conforms, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv)                  This Agreement has been duly authorized, executed and delivered by or on behalf of the Controlling Shareholder; and to ensure the legality, validity, enforceability or admissibility into evidence in the PRC or Cayman Islands, it is not necessary that this Agreement be filed or recorded with any court or other authority in the PRC or Cayman Islands or that any stamp or similar tax in the PRC or Cayman Islands be paid on or in respect of this Agreement or any other documents to be furnished hereunder;

(v)                     No governmental approval, consent, permit, license or other authorizations are required for the execution, delivery and performance by the Controlling Shareholder of this Agreement; and the Controlling Shareholder has full legal right, power and authority to enter into this Agreement;

(vi)                  The compliance by the Controlling Shareholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Controlling Shareholder is a party or by which such Controlling Shareholder is bound, or to which any of the property or assets of the Controlling Shareholder is subject, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency having jurisdiction over the Controlling Shareholder or the property of the Controlling Shareholder;

(vii)               Neither the Controlling Shareholder nor any of its affiliates, or any person acting on his or their behalf has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the ADSs; and

(viii)            The Controlling Shareholder is in compliance with any applicable SAFE Rules and Regulations, including without limitation, having completed or being in the process of completing any registration and other procedures required under applicable SAFE Rules and Regulations.

2.                           Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per ADS of US$[•], the number of Firm ADSs (to be adjusted by the Underwriters so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm ADSs to be sold by the Company as set forth opposite their respective names in Schedule I attached hereto by a fraction, the numerator of which is the aggregate number of Firm ADSs to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I attached hereto and the denominator of which is the aggregate number of Firm ADSs to be purchased by all of the Underwriters from the Company hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per ADS set forth in clause (a) of this Section 2, that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by the Underwriters so as to eliminate fractional shares) determined by multiplying such number of Optional ADSs by a fraction the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I attached hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.

The Company, as and to the extent indicated in Schedule I attached hereto, hereby grants to the Underwriters the right to purchase at their election up to [•] Optional ADSs, at the purchase price per ADS set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm ADSs. Any such election to purchase Optional ADSs may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                           Upon the authorization by the Representatives of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in the Prospectus.

4.                           (a) The ADSs to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company prior to a Time of Delivery shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance of such Time of Delivery. The Company will cause the certificates representing the Shares and ADSs to be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery (as defined below) at the office of DTC or its designated custodian. The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:30 a.m., New York City time, on [•], 2011 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional ADSs, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery”, such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)                     The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 8 hereof, will be delivered at the offices of Shearman & Sterling LLP, 12th Floor, East Tower, Twin Towers, B-12 Jianguomenwai Dajie, Beijing, PRC (the “Closing Location”), and the ADSs will be delivered through facilities of the DTC, all at such Time of Delivery.  A meeting will be held at the Closing Location at 4:00 p.m., Hong Kong time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                           The Company agrees with each of the Underwriters:

(i)                         To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares and ADSs, of the suspension of the qualification of the Shares and ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information; in the event of such request for amendment or supplement, to provide the Representatives and their counsel copies of any proposed amendment or supplement for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement unless approved by the Representatives and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(ii)                      Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares and ADSs for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares and ADSs, provided that in connection therewith the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or qualifity as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(iii)                   Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the request of the Representatives to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares and ADSs at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(iv)                  To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(v)                     During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (1) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, sell any option or contract to purchase, purchase any option or contract to sell, lend, make any short sale, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership interest, whether any such transaction is to be settled by delivery of Ordinary Shares, Class A ordinary shares, ADSs or such other securities, in cash or otherwise), directly or indirectly, or (2) file any registration statement with the Commission relating to the offering of, except as provided hereunder, any Ordinary Shares, Class A ordinary shares, ADSs, any securities of the Company that are substantially similar to the Shares, Class A ordinary shares or ADSs, including but not limited to any options or warrants to purchase Ordinary Shares, Class A ordinary shares or ADSs or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares, Class A ordinary shares or ADSs or any such substantially similar securities (other than (x) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement or (y) in connection with mergers or acquisitions, or joint ventures or strategic alliances with, another company or the securityholders of another company in an aggregate amount not to exceed 5% of the issued and outstanding share capital of the Company immediately following completion of the issuance of the Ordinary Shares (provided that the recipient of any such securities agrees to be bound in writing by a lock-up agreement of the same duration and terms as the lock-up set forth in Section 8(p) of this Agreement), without prior written consent of Barclays Capital Inc. (the “Barclays Capital”);  provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Barclays Capital waives, in writing, such extension; the Company will provide Barclays Capital and each shareholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(p) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;

(vi)                  If Barclays Capital, in its sole discretion, agrees to release or waive the restrictions set forth in a Lock-up Agreement described in Section 8(p) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex III hereto through a major news service at least two business days before the effective date of the release or waiver;

(vii)               Not to facilitate any shareholder’s conversion of Ordinary Shares to ADSs during the Lock-Up Period (including any automatic extension thereof as contemplated in Section 5(v) above) and not to release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce, the Depositary Agreement without the prior written consent of Barclays Capital;

(viii)            To furnish to its shareholders within such period required by the Exchange Act after the end of each fiscal year an annual report (in English) (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries prepared in conformity with US GAAP and certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail (in English);

(ix)                    During a period of five years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the

Commission), provided, however, that in each case the Company will have no obligations to furnish or deliver such reports or other communications (financial or other) or financial statements to the extent they are publicly available on the Company’s website or the Commission’s Electronic Data Gathering, Analysis and Retrieval system or a similar system;

(x)                       To use the net proceeds received by it from the sale of the Shares and ADSs pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds” and in compliance with any applicable laws, rules and regulations of any Governmental Agency having jurisdiction over the Company or its subsidiaries; the Company will not use any of the proceeds from the offering of the Shares and ADSs contemplated hereby to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person, targeted by any of the economic sanctions promulgated by any executive order issued by the President of the United States or administered by the OFAC or that is otherwise the subject of Sanctions; and the Company will maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Shares and ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations under the preceding sentence;

(xi)                    Prior to each Time of Delivery to deposit Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADSs will be issued by the Depositary against receipt of such Shares and delivered to the Underwriters at such Time of Delivery;

(xii)                 Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares and ADSs;

(xiii)              To use its best efforts to list the ADSs on the NASDAQ Global Market;

(xiv)             To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act;

(xv)                If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(xvi)             Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares and ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(xvii)          To indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares and ADSs to be sold by the Company and the execution and delivery of this Agreement and the Deposit Agreement;

(xviii)       To comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(xix)               Prior to each Time of Delivery, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of its subsidiaries, or the offering of the Shares and ADSs, without prior consent of the Representatives; and

(xx)                  Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares or ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares or ADSs as contemplated in the Registration Statement, in each case other than the Prospectus.

6.                                                   (a)          The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares and ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares and ADSs that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto;

(b)                                 The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic roadshow; and

(c)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this Section 6(c) shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.                                       The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares and the ADSs under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares and ADSs; (iii) all expenses in connection with the qualification of the Shares and ADSs for offering and sale under the laws of the jurisdictions as provided in Section 5(ii) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the ADSs on the NASDAQ Global Market; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the FINRA of the terms of the sale of the Shares and ADSs; (vi) the cost of preparing share certificates; (vii) the cost and charges of any transfer agent or registrar or Depositary; (viii) the costs and expenses of the Company relating to investor presentations on any roadshow undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of roadshow slides and graphics, fees and expenses of any consultants engaged in connection with the roadshow presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the roadshow, (ix) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters), and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the ADSs by them, and any advertising expenses connected with any offers they may make, provided that the fees of the Underwriters’ U.S. counsel shall be reimbursed by the Company promptly after the First Time of Delivery.

All amounts payable to the Underwriters under the terms of this Agreement are exclusive of value added tax, goods and services tax, business tax, stamp duty, withholding tax and/or any other similar taxes (except for taxes imposed on or measured by net income) (“Taxes”). The Company shall pay such additional amounts as may be necessary in order that, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by any taxing authority of any jurisdiction from which such payment is made, every payment to the Underwriters will not be less than the amount provided for herein; provided that no such additional amount shall be payable with respect to any deduction or withholding for taxes imposed on or measured by net income. Each Underwriter shall (if required to qualify for an exemption from U.S. backup withholding tax) deliver to the Company prior to payment of amounts to such Underwriter hereunder a properly completed and executed Form W-8BEN, W-8ECI or W-9, as applicable (or other applicable form or statement specified by U.S. Treasury regulations in lieu thereof). The Company shall cooperate with the Underwriters and comply with the relevant tax laws and regulations of the PRC in the tax clearance process.  In the event the Company must pay Taxes to a relevant taxing authority, the Company shall forward to the Underwriters for their records an official receipt or a copy of the official receipt issued by the taxing authority or other document evidencing such payment. All amounts charged by the Underwriters will be invoiced together with the Taxes, where appropriate.

8.                                       The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Controlling Shareholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Controlling Shareholder shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(i) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(b)                                 Shearman & Sterling LLP, U.S. counsel to the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  Haiwen & Partners, PRC counsel to the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d)                                 Latham & Watkins, U.S. counsel to the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, to the effect set forth in Annex V, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(e)                                  Fangda Partners, PRC counsel to the Company, shall have furnished to the Company their written opinion, dated such Time of Delivery, to the effect set forth in Annex VI, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. A copy of such opinion shall have been provided to the Representatives with consent from such counsel;

(f)                                    Latham & Watkins, Hong Kong counsel to the Company shall have furnished to the Representatives their written opinion, dated such Time of Delivery, to the effect set forth in Annex VII, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(g)                                 Maples and Calder, Cayman Islands counsel to the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, to the effect set forth in Annex VIII, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(h)                                 Ziegler, Ziegler & Associates LLP, counsel to the Depositary, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, to the effect set forth in Annex IX, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(i)                                     On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young Hua Ming shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

(j)                                     No Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus or Prospectus or amendment or supplement to the Registration Statement, Preliminary Prospectus, Pricing Prospectus or Prospectus shall have been filed to which the Representatives shall have objected in writing;

(k)                                  (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital, short- or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs representing the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(l)                                     On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ Global Market, New York Stock Exchange, The Stock Exchange of Hong Kong Limited, the London Stock Exchange, the Shanghai Stock Exchange or the Shenzhen Stock Exchange, (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Global Market; (iii) a general moratorium on commercial banking activities in New York, Hong Kong, London, Japan, the PRC or the Cayman Islands declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) a change or development involving a prospective change in taxation affecting the Company, any of its subsidiaries or the Shares or the ADSs or the transfer thereof; (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any Governmental Agency materially affecting the business, operations or corporate structure of the Company or its subsidiaries; (vi) the outbreak or escalation of hostilities or acts of terrorism involving the United States, United Kingdom, Japan, Hong Kong, the PRC or Cayman Islands or the declaration by the United States, United Kingdom, Hong Kong, the PRC or Cayman Islands of a national emergency or war; or (vii) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, United Kingdom, Japan, Hong Kong, the PRC or Cayman Islands or elsewhere, if the effect of any such event specified in clauses (v), (vi) or (vii) in the sole judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares and ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(m)                               The ADSs to be sold by the Company at such Time of Delivery shall have been duly listed on the NASDAQ Global Market, subject only to notice of issuance;

(n)                                 FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements;

(o)                                 The Depositary shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates satisfactory to the Representatives evidencing the deposit with it of the Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at such Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement;

(p)                                 As of the date of this Agreement, each party set forth in Annex I attached hereto shall have entered into an agreement (each a “Lock-Up Agreement”) in the form attached as Annex II hereto;

(q)                                 The Company shall have complied with the provisions of Section 5(iii) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(r)                                    At each Time of Delivery, as the case may be, the Chief Financial Officer of the Company shall have furnished to the Representatives an officer’s certificate, dated the date of delivery thereof, in form and substance satisfactory to the Representatives, to the effect set forth in Annex IV attached hereto;

(s)                                  At each Time of Delivery, as the case may be, the Controlling Shareholder shall have furnished to the Representatives an Controlling Shareholder’s certificate, dated as of delivery thereof, as to the accuracy of the representations and warranties of the Controlling Shareholder herein at and as of such Time of Delivery, as to the performance by the Controlling Shareholder of all of his obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Representatives may reasonably request.

(t)                                    The Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company, satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company, herein at and as of such Time of Delivery, as to the performance by the Company of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Representatives may reasonably request, including, without limitation, certificates of officers of the Company satisfactory to the Representatives with respect to the memorandum and articles of association and other organizational documents of the Company, all resolutions of the board of directors of the Company and other corporate actions relating to this Agreement and the authorization, issue and sale of the Shares and ADSs and the incumbency and specimen signatures of signing officers, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (k) and (t) of this Section and as to such other matters as the Representatives may reasonably request;

(u)                                 There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or, to the Company’s best knowledge after due inquiry, threatened by any Governmental Agency before any Governmental Agency, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations, the issuance and sales of the Shares and ADSs, the listing and trading of the ADSs on the NASDAQ Global Market or the transactions contemplated by this Agreement, the Deposit Agreement, the Power of Attorney or Custody Agreement; and

(v)                                 There shall not be any adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications which in the sole judgment of the Representatives (after consultation with the Company if practicable) would make it inadvisable to proceed with the public offering or the delivery of the Shares and ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement (including any such development that results in either PRC counsel to the Company or PRC counsel to the Underwriters not being able to confirm, on the date of the Prospectus at a time prior to the execution of this Agreement and at such Time of Delivery, the respective opinions of such counsel, each dated as of such Time of Delivery, respectively).

9.                                                                           (a)    The Company and the Controlling Shareholder jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any “road show” as defined in Rule 433(h) under the Act (including any road show listed in Schedule II(a) attached hereto) (a “road show”), any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the ADSs under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating or defending or preparing to defend against any such action or claim as such expenses are incurred; provided, however, that the Company and the Controlling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; provided that the aggregate liability of the Controlling Shareholder pursuant to this subsection 9(a) shall not exceed US$25 million; and provided further that none of the Underwriters shall be entitled to seek indemnification under this subsection 9(a) from the Controlling Shareholder unless both of the following conditions are met: (i) the Underwriter shall first have sought indemnity from the Company in writing under this subsection 9(a) and (ii) the Company has not satisfied such request for indemnification in full within 30 days of written notification. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b)                                                                     Each Underwriter will severally and not jointly indemnify and hold harmless the Company and the Controlling Shareholder against any losses, claims, damages or liabilities to which the Company or the Controlling Shareholder becomes subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Blue Sky Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and the Controlling Shareholder for any legal or other expenses reasonably incurred by the Company or the Controlling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                                                      Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party (which consent shall not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                                                     lf the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Controlling Shareholder on the one hand and the Underwriters on the other from the offering of the ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Controlling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Controlling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Controlling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Controlling Shareholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Controlling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend against any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                                                      The obligations of the Company and the Controlling Shareholder under this Section 9 shall be in addition to any liability which the Company and the Controlling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each affiliate, director, officer and employee of any Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Act, and the successors and assigns of all of the foregoing persons; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), and the Controlling Shareholder and to each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.

10.                                                                     (a)    If any Underwriter shall default in its obligation to purchase the Shares and ADSs which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares and ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares and ADSs, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares and ADSs on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Shares and ADSs, or the Company notifies the Representatives that they have so arranged for the purchase of such Shares and ADSs, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares and ADSs.

(b)                                                                     If, after giving effect to any arrangements for the purchase of the Shares and ADSs of a defaulting Underwriter or Underwriters by the Representatives, the Company as provided in subsection (a) above, the aggregate number of such Shares and ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares and ADSs to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares and ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares and ADSs which such Underwriter agreed to purchase hereunder) of the Shares and ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                                                      If, after giving effect to any arrangements for the purchase of the Shares and ADSs of a defaulting Underwriter or Underwriters by the Representatives, the Company as provided in subsection (a) above, the aggregate number of such Shares and ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares and ADSs to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares and ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase, and of the Company to sell, the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                                                                     The respective indemnities, agreements, representations, warranties and other statements of the Company, the Controlling Shareholder, and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares and ADSs.

12.                                                                     (a)    This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)                                                                     If the Representatives elect to terminate this Agreement as provided in this Section 12, the Company and each other Underwriter shall be notified promptly in writing.

(c)                                                                      If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Controlling Shareholder shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares or ADSs are not delivered by or on behalf of the Company as provided herein, the Company will, upon the occurrence of any failure to complete the sale and delivery of the Shares or ADSs, promptly (and, in any event, not later than 30 days), reimburse the

Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares or ADSs not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares or ADSs not so delivered except as provided in Sections 7 and 9 hereof.

13.                                                                     In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at, in the case of Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, USA, facsimile number: +1 646-834-8133, Attention: Syndicate Registration, with a copy, in the case of any notice pursuant to Section 9(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 200 Park Avenue, New York, New York 10166, in the case of China International Capital Corporation Hong Kong Securities Limited, 29th Floor, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong, facsimile number: 852-2872-2119, Attention: Legal Department and in the case of Jefferies & Company, Inc., 520 Madison Avenue, New York, NY 10022, USA, facsimile number: +1 646-619-4437, Attention: General Counsel; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Room 1003, H Building (South), Time Fortune, Jia-6 Shuang Xili, Chaoyang District, Beijing, PRC 100028, Attention: [•]; if to the Controlling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to the Controlling Shareholder c/c Room 1003, H Building (South), Time Fortune, Jia-6 Shuang Xili, Chaoyang District, Beijing, PRC 100028, Attention: [•]; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.                                                                     This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Controlling Shareholder and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                                                                     Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or the Controlling Shareholder brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and the Controlling Shareholder has appointed Law Debenture Corporate Services Inc., 400 Madison Avenue, 4th Floor, New York, New York 10017, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the Company and the Controlling Shareholder represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company and the Controlling Shareholder as the case may be.

16.                                                                     With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

17.                                                                     In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Controlling Shareholder, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Controlling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

18.                                                                     Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

19.                                                                     Each of the Company and the Controlling Shareholder acknowledges and agrees that (i) the purchase and sale of the Shares and ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Controlling Shareholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Controlling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Controlling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Controlling Shareholder on other matters) or any other obligation to the Company or the Controlling Shareholder except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Controlling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Controlling Shareholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Controlling Shareholder, in connection with such transaction or the process leading thereto.

20.                                                                     The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and release, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

21.                                                                     This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Controlling Shareholder and the Underwriters, or any of them, with respect to the subject matter hereof.

22.                                                                     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

23.                                                                     Each of the Company, the Controlling Shareholder and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24.                                                                     This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with the understanding of the Representatives, please sign and return to us six counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company, the Controlling Shareholder. It is understood that acceptance by the Representatives of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Controlling Shareholder for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

Very truly yours,

LaShou Group Inc.

By:
Name:	Bo Wu
Title:	Chairman and Chief Executive Officer

Controlling Shareholder

Bo Wu

[SIGNATURE PAGE OF UNDERWRITING AGREEMENT]

Accepted as of the date hereof:

Barclays Capital Inc.

By:
Name:
Title:

China International Capital Corporation Hong Kong Securities Limited

By:
Name:
Title:

Jefferies & Company, Inc.

By:
Name:
Title:

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

[SIGNATURE PAGE OF UNDERWRITING AGREEMENT]

SCHEDULE I

Underwriter	Total Number of ADSs to be Purchased	Number of Optional ADSs to be Purchased if Maximum Option Exercised
Barclays Capital Inc.	[•]	[•]
China International Capital Corporation Hong Kong Securities Limited	[•]	[•]
Jefferies & Company, Inc.	[•]	[•]
Total	[•]	[•]

Schedule I

SCHEDULE II

(a)                                  Issuer Free Writing Prospectuses Not Included in the Pricing Disclosure Package:

[Electronic roadshow presentation, available at www.retailroadshow.com]

(b)                                 Materials other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

(i)            Pricing Information: US$[•] per ADS

(ii)        Issuer Free Writing Prospectus:

[The Free Writing Prospectus filed by the Company with the Commission on [•], 2011]

Schedule II

ANNEX I

Parties to Execute Lock-up Agreement

Bo Wu

Xiaobo Jia

Richard Lim

Liping Qiu

Herman Cheng-Chun Yu

Yu Gong

Jun Li

James Jian Zhang

Yuhong Xiong

Chonghao Jiang

Yingxia Huang

Bruce Yanjiang Yang

GSR Ventures III, L.P.

Rebate Networks GmbH

Taishan Invest AG

CFF Partners Inc.

Ling Jing

Banean Holdings Ltd

Tenaya Capital V, L.P.

Tenaya Capital V-P, L.P.

Norwest Venture Partners XI, LP

Yuhong Xiong

Multi Fortune Partners Group Ltd.

Milestone Tuan Limited

IPROP Holdings Limited

Reinet Columbus Limited

Kefeng Lu

Active Leader Holdings Limited

All option holders

Annex I

ANNEX II

Form of Lock-Up Agreement

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, NY 10019

USA

CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED

29th Floor, One International Finance Centre,

1 Harbour View Street, Central

Hong Kong

JEFFERIES & COMPANY, INC.

520 Madison Avenue

New York, NY 10022

USA

Re:  LaShou Group Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with LaShou Group Inc., a Cayman Islands corporation (the “Company”), providing for a public offering (the “Offering”) of American Depositary Shares (the “ADSs”) representing Class B ordinary shares of the Company, par value US$0.0000005 per share (the “Ordinary Shares”), pursuant to a Registration Statement on Form F-1 and a Registration Statement on Form F-6 to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, right or warrant to purchase, purchase any option or contract to sell, lend, make any short sale or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interest), directly or indirectly, any ADSs or Ordinary Shares, Class A ordinary Shares, or any securities of the Company that are

Annex II-1

substantially similar to the ADSs, Ordinary Shares or Class A Ordinary Shares of the Company, including but not limited to any options or warrants to purchase any ADSs, Ordinary Shares or Class A Ordinary Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive ADSs, Ordinary Shares, Class A Ordinary Shares of the Company or any such substantially similar securities, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.  In addition, the undersigned agrees that, without the prior written consent of Barclays Capital Inc. on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Undersigned’s Shares.

The foregoing restrictions in the preceding paragraph shall not apply to (i) transactions relating to ADSs, Ordinary Shares, Class A Ordinary Shares or other securities of the Company acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of such securities as are acquired in such open market transactions, (ii) transfers of the Undersigned’s Shares as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) transfers of the Undersigned’s Shares with the prior written consent of Barclays Capital Inc. on behalf of the Underwriters, (iv) distributions or transfers of ADSs, Ordinary Shares or Class A Ordinary Shares of the Company to limited partners, affiliates (as defined in Rule 12b-2 of the Exchange Act) or shareholders of the undersigned, or transfers of ADSs, Ordinary Shares or Class A Ordinary Shares of the Company to an immediate family member or a trust formed for the benefit of the undersigned or any immediate family member of the undersigned, provided that each donee, transferee or distributee agrees to be bound in writing by the restrictions set forth herein and no filing by any party (donor, donee, transferor, transferee, distributor or distributee) under the Exchange Act shall be required or shall voluntarily be made in connection with such transfer, (v) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs, provided that such plan does not provide for the transfer of Ordinary Shares or ADSs during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company, (vi) the registration of the offer and sale of ADSs as contemplated by the Underwriting Agreement and the sale of the ADSs to the Underwriters in the Offering, or (vii) the exercise of any of the undersigned’s rights to acquire ADSs, Ordinary Shares or Class A Ordinary Shares of the

Annex II-2

Company issued pursuant to any share option or similar equity incentive or compensation plan of the Company (collectively, the “Equity Incentive Grants”), provided that in each case, such plan is in effect as of the date of and disclosed in the prospectus for the Offering (for the avoidance of doubt, any subsequent sale, transfer or disposition of any securities of the Company issued upon the exercise of Equity Incentive Grants shall be subject to the restrictions set forth in this Lock-Up Agreement).  For the purpose of this paragraph, “immediate family member” means the spouse, domestic partner, any lineal descedant, father, mother, brother or sister of the transferor.  The undersigned now has, and, except as contemplated by clause (i) to (vii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent, registrar and the depositary of the ADSs against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the date of the final prospectus used to sell the ADSs (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Barclays Capital Inc. waives, in writing, such extension.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed ADSs the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) Barclays Capital Inc. agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of ADSs or Ordinary Shares by the relevant officer or director, Barclays Capital Inc. will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Barclays Capital Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an

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extension of the Lock-Up Period pursuant to the 4th paragraph of this to the undersigned (in accordance with Section 13 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.  The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Notwithstanding the foregoing, this Lock-Up Agreement shall lapse and become null and void by March 31, 2012, if the Offering shall not have closed on or before such date, or earlier, upon the Company’s written notice to the Representatives that it does not intend to proceed with the Offering. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE TO FOLLOW]

Annex II-4

Very truly yours,

Name

Authorized Signature

Title

Dated:

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ANNEX III

Form of Press Release

LaShou Group Inc.
[Date]

[LaShou Group Inc. (the “Company”) announced today that Barclays Capital Inc. on behalf of underwriters in the Company’s recent public sale of               American depositary shares representing its Class B ordinary shares, is [waiving] [releasing] a lock-up restriction with respect to              Class A ordinary shares/Class B ordinary shares/American depositary shares of the Company held by [name], [an officer/director] of the Company.  The [waiver]/[release] will take effect on               , 201  , and the shares may be sold on or after such date.]

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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FORM OF WAIVER OF LOCK-UP

, 201

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by LaShou Group Inc. (the “Company”) of            American depositary shares representing its Class B ordinary shares and the lock-up letter dated         , 2011 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated         , 20    , with respect to          Class A ordinary shares/Class B ordinary shares/American depositary shares of the Company (the “Shares”).

Barclays Capital Inc. hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective           , 201  ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

[SIGNATURE PAGE TO FOLLOW]

Annex III-2

Very truly yours,

Barclays Capital Inc.

By:
Name:
Title:

cc:  Company

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ANNEX IV

Form of Chief Financial Officer’s Certificate

Annex IV-1

ANNEX V

Form of Opinion of Latham & Watkins, U.S. counsel to the Company

Annex V-1

ANNEX VI

Form of Opinion of Fangda Partners

Annex VI-1

ANNEX VII

Form of Opinion of Latham & Watkins, Hong Kong counsel to the Company

Annex VII-1

ANNEX VIII

Form of Opinion of Maples and Calder

Annex VIII-1

ANNEX IX

Form of Opinion of Ziegler, Ziegler & Associates LLP

Annex IX-1